UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2019

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1140 N Williamson Blvd., Suite 140 Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
COMMON STOCK, $1.00 PAR VALUE	CTO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On October 21, 2019, Consolidated Tomoka Land Co. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission, which disclosed that on October 15, 2019, the Company, Flacto, LLC (“Flacto”), Magnetar Longhorn Fund LP (“Longhorn”) and Magnetar Structured Credit Fund, LP (“Magnetar SCF” and collectively with Flacto and Longhorn, the “Magnetar Investors”) entered into an Interest Purchase Agreement (the “Purchase Agreement”) and an Amended and Restated Limited Liability Company Operating Agreement of Crisp39 SPV LLC dated October 15, 2019 (the “LLC Agreement,” and together with the Purchase Agreement, the “Transaction Documents”), which contemplated the sale by the Company of a controlling interest in Crisp39 SPV LLC, the Company’s heretofore wholly-owned entity that holds a  portfolio of land holdings of approximately 5,300 acres of undeveloped land in Daytona Beach, Florida (the “Land JV”) to the Magnetar Investors for $97 million.

This Form 8-K/A is being filed to amend and restate the Original Form 8-K in its entirety in order to (i) include the Transaction Documents as Exhibits 10.1 and 10.2, respectively, and (ii) further expand the description of the Transaction Documents.

Item 1.01.  Entry into a Material Definitive Agreement.

On October 15, 2019,  Consolidated Tomoka Land Co. (the “Company”) sold a controlling interest in its wholly-owned subsidiary, Crisp39 SPV LLC to Flacto, LLC (“Flacto”),  Magnetar Longhorn Fund LP (“Longhorn”) and Magnetar Structured Credit Fund, LP (“Magnetar SCF” and collectively with Flacto and Longhorn, the “Magnetar Investors”)  pursuant to an Interest Purchase Agreement (the “Purchase Agreement”), for $97 million. Crisp39 SPV LLC holds the approximately 5,300 acres of undeveloped land in Daytona Beach, Florida (the “Land JV”). The transactions contemplated under the Purchase Agreement closed on October 16, 2019.

The Land JV is governed by the Amended and Restated Limited Liability Company Operating Agreement among the Company and the Magnetar Investors.  As a result of the closing of the Purchase Agreement, the Magnetar Investors collectively own a notional 66.50%  interest in the Land JV, and the Company owns a notional 33.50%  interest in the Land  JV (collectively the Company and the Magnetar Investors are herein referred to as the “JV Partners”).   The LLC Agreement includes, but is not limited to, the following terms:

Management.

The Company will serve as the initial manager of the Land JV (the “Manager”) and is responsible for day-to-day operations at the direction of the JV Partners.  All major decisions and certain other actions that can be made by the Manager must be approved by the unanimous consent of the JV Partners (the “Unanimous Actions”).   Unanimous Actions include such matters as the approval of pricing for all land parcels in the Land JV; approval of contracts for the sale of land that contain material revisions to the standard purchase contract of the Land JV; entry into any lease agreement affiliated with the Land JV;  entering into listing or brokerage agreements; approval and amendment of the Land JV’s operating budget; obtaining financing for the Land JV; admission of additional members; and dispositions of the Land JV’s real property for amounts less than market value.   Pursuant to the LLC Agreement the Land JV will pay the Manager a management fee in the initial amount of $20,000 per month, which amount will be evaluated on a quarterly basis and reduced based on the value of real property that remains in the Land JV.

Capital and Cash Distributions.

The Magnetar Investors made initial capital contributions to the Land JV for working capital purposes of $750,000, bringing the Magnetar Investors’ total invested capital in the Land JV to $97,750,000 (the “Initial Capital Contribution”).  The JV Partners may be requested to make additional contributions of capital in the event the Land JV’s cash on hand is insufficient for costs consistent with the Land JV’s operating budget.

The Company and the Magnetar Investors are generally entitled to distributions of cash amounts on an annual basis.  Distribution under the LLC Agreement are to be made (1) first, to the JV Partners, as a return of capital, should they make certain contributions that, pursuant to the LLC Agreement, constitute Excess Capital Contributions;  (2) second, to the JV Partners pro rata as a preferred return of 18% on the Excess Capital Contributions, if any; (3) third, to the Magnetar Investors, as a return of capital plus a preferred return of 12.875%; (4) fourth, to the Company as a return of any additional capital contributions made, and (5) thereafter,  90% to the Company and 10% to the Magnetar Investors, pari passu.

The LLC Agreement stipulates specified aggregate distribution levels that the JV Partners (the Company and the Magnetar Investors) anticipate the operation of the Land JV will yield in the first through sixth anniversaries of the effective date of the LLC Agreement (the “Minimum Distribution Hurdles”). The LLC Agreement further establishes that should a Minimum Distribution Hurdle not be achieved, that the preferred return applicable to the Magnetar Investor’s Initial Capital Contribution would increase from 12.875% to 15.5% unless the Company elects to cure the amount of the deficiency related to the Minimum Distribution Hurdle that was not achieved. Should the Company choose to make such a cure payment, the amount of the payment would be included in its balance of capital contributions to the Land JV and fall into the fourth distribution priority noted above. Failing to achieve two consecutive Minimum Distribution Hurdles would, unless cured by the Company, constitute an event of default for which the Manager can be terminated.

Restrictions on Transfer; Right of First Refusal.

The LLC Agreement contains provisions restricting the transfer of interests in the Land JV other than permitted transfers.  Each Magnetar Investor, for a period of three years (the “Transfer Period”),  is entitled to transfer all, but not less than all, of their interest in the Land JV by providing written notice to the Company.

In the event a Magnetar Investor desires to transfer its interest in the Land JV during the Transfer Period, the Company may elect to purchase all (but note less than all) of the Magnetar Investor’s interest on the same terms of sale and at the same purchase price as the third-party.

The foregoing description of the Purchase Agreement and the LLC Agreement does not purport to be and is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement and the LLC Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and the terms of which are incorporated herein by reference.

A copy of the Purchase Agreement has been filed herewith to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company or the other parties or their respective businesses.  The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the purposes of the Purchase Agreement and as of the specific dates therein, are solely for the benefit of parties to the Purchase Agreement, are subject to certain limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders.  Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Interest Purchase Agreement, dated as of October 15, 2019, by and among Consolidated Tomoka Land Co., Flacto, LLC, Magnetar Longhorn Fund LP and Magnetar Structured Credit Fund, LP.

10.2

Amended and Restated Limited Liability Company Agreement of Crisp39 SPV LLC, dated as of October 15, 2019, by and among Consolidated Tomoka Land Co., Flacto, LLC, Magnetar Longhorn Fund LP and Magnetar Structured Credit Fund, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: October 22, 2019	By:	/s/ Mark E. Patten
Mark E. Patten,
Senior Vice President and Chief Financial Officer

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